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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of WesBanco, Inc. for the registration of 490,200 shares of its common stock and to incorporation by reference therein of our report dated February 22, 2001, with respect to the consolidated financial statements of WesBanco, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



/s/  Ernst & Young LLP
Pittsburgh, Pennsylvania
April 19, 2001